As filed with the Securities and Exchange Commission on August 23, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 23, 2021

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 23, 2021, B&G Foods issued a press release announcing the filing of a prospectus supplement with the Securities and Exchange Commission under which we may offer and sell up to 7,500,000 shares of our common stock from time to time through an “at-the-market” (ATM) equity offering program. The timing and amount of any sales will be determined by a variety of factors considered by B&G Foods. We intend to use the net proceeds from any sales of our common stock under the ATM offering for general corporate puposes, which could include, among other things, repayment, refinancing, redemption or repurchase of long-term debt or possible acquisitions.

In connection with the ATM offering, B&G Foods has entered into an ATM equity offering sales agreement, dated as of August 23, 2021, with BofA Securities, Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Citizens Capital Markets, Inc., SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC, as sales agents. Pursuant to the sales agreement, the sales agents may sell the shares of B&G Foods common stock by any lawful method deemed to be an “at-the-market offering” defined by Rule 415(a)(4) of the Securities Act of 1933, as amended, including without limitation, sales in ordinary brokers’ transactions, including to or through the New York Stock Exchange or any other market venue where the shares may be traded, in privately negotiated transactions, which may include block trades, as otherwise agreed by B&G Foods and any sales agent, or through a combination of any such methods of sale, or any other method permitted by law. Under the sales agreement, the sales agents will be entitled to compensation of up to 2.00% of the gross proceeds from the sale of shares sold through such sales agents. Sales may be made at market prices prevailing at the time of a sale, at prices related to prevailing market prices or at negotiated prices. As a result, sales prices may vary. The sales agreement may be terminated for any reason, at any time, by either B&G Foods or a sales agent, as to itself, as provided in the sales agreement.

The shares sold under the sales agreement, if any, will be offered, issued and sold pursuant to B&G Foods’ automatic shelf registration statement on Form S-3 (File No. 333-233099), filed with the Securities and Exchange Commission on August 7, 2019, including the prospectus, dated August 7, 2019 and the prospectus supplement, dated August 23, 2021, filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The sales agreement contains customary representations and warranties and indemnification obligations. The foregoing description of the sales agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

A copy of the legal opinion and consent of Dechert LLP, relating to the validity of the shares to be issued in the ATM offering, is filed as Exhibit 5.1 and 23.1, respectively, to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	ATM Equity OfferingSM Sales Agreement, dated as of August 23, 2021, between B&G Foods, Inc. and BofA Securities, Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Citizens Capital Markets, Inc., SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC

5.1	Opinion of Dechert LLP, dated August 23, 2021

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL and contained in Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: August 23, 2021	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary